UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 1, 2007
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
9.01	Financial Statements and Exhibits.

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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Stacey Kivel as a Director

The Registrant's Board of Directors has received a letter from Stacey Kivel dated October 1, 2007 (the "Resignation Letter"), tendering her resignation as a director of the Registrant. Ms. Kivel did not serve on any committees of the Board of Directors.

In the Resignation Letter, a copy of which is being filed as Exhibit 99.1 to this Current Report, Ms. Kivel alleges that she is resigning because the Registrant has taken illegal actions in the conduct of its affairs and in its unfair treatment of her during her tenure and ultimate termination as the President and Chief Executive Officer of the Registrant on July 12, 2007. Ms. Kivel goes on to itemize eight separate heads of alleged wrongdoing, the most serious of which consists of an allegation that certain members of the Registrant's Board of Directors acted to terminate Ms. Kivel as President and Chief Executive Officer for various spurious and insupportable reasons in retaliation for her efforts to comply with rulemaking promulgated pursuant to the Sarbanes-Oxley Act of 2002 and the laws of the United States.

The Board of Directors had resolved to terminate Ms. Kivel's employment as an officer of the Registrant at the Board meeting held on July 12, 2007. Ms. Kivel received notice of and participated in that meeting by way of conference telephone. The Board of Directors believes that the allegations of wrongdoing contained in the Resignation Letter are unsupported and self-serving, and are essentially a reiteration of certain allegations of misconduct that Ms. Kivel did not raise until after her termination as President and Chief Executive Officer. Given the seriousness of the earlier allegations, the Registrant's Board of Directors formed a Special Committee in July 2007, to investigate Ms. Kivel's complaints and to report back to the Board.

The Special Committee delivered its report to the Board of Directors on September 29, 2007 (the "Special Committee Report"), having concluded that the allegations of misconduct made by Ms. Kivel were baseless, and that there appeared to be justification for the termination of her employment as an officer for cause. A copy of the Special Committee Report is attached to this Current Report as Exhibit 99.2.

Certain Findings of the Special Committee

Given the Special Committee's earlier investigation into Ms. Kivel's complaints, the Board instructed the Special Committee to review the Resignation Letter. The Special Committee's findings on Ms. Kivel's more serious allegations as to corporate and director misconduct are set forth below:

(1)        As indicated above, Ms. Kivel has alleged that certain members of the Registrant's Board of Directors acted to terminate her as President and Chief Executive Officer in retaliation for her efforts to comply with rulemaking promulgated pursuant to the Sarbanes-Oxley Act of 2002 and the laws of the United States. The only reasons that the Special Committee is aware of for Ms. Kivel's termination as an officer are documented in the Special Committee Report. Those reasons are founded on the fact the Company had received information from a variety of sources which impugned the competence and business ethics of Ms. Kivel. The Special Committee believes that this decision was made in the best interests of the Registrant.

(2)        Ms. Kivel has alleged that she was expressly denied access to the Registrant's internal financial records and accounts, and that the Board commenced its efforts to remove her when she requested this material both orally and in writing. The Special Committee is aware of no evidence that would suggest any members of the Board had an ulterior motive for the decision to terminate Ms. Kivel's employment as an officer of the Registrant. In addition, there is e-mail correspondence between Ms. Kivel and Registrant personnel that refutes the allegation that she was denied access to the Registrant's financial records. For example, by e-mail message dated June 27, 2007, Vaughn Barbon, the Registrant's controller, offered to send the Registrant's financial records to Ms. Kivel, and explained to her that the Registrant's most recent quarterly financial statements were available on the Registrant's corporate website as well as EDGAR.

(3)        The Special Committee has inquired into the allegation that Ms. Kivel was somehow prevented from calling meetings of the Board. In an e-mail message dated June 27, 2007 to Marcus M. Johnson, a director of the Registrant, Ms. Kivel advised Mr. Johnson that she was proposing to schedule a Board meeting in the "near future". This suggests to the Special Committee that Ms. Kivel, as President and Chief Executive Officer, as well as a director, believed it was up to her to schedule the Board meeting and that she was planning to do so (although there is no record of her following through and actually setting the meeting date). There is no indication in Ms. Kivel's e-mail correspondence with Registrant personnel, or in any other records of the Registrant, which suggests that the other Board members were refusing to meet with her.

(4)        The Special Committee has found no evidence in support of Ms. Kivel's allegations to the effect that the Registrant is majority owned and managed by an undisclosed Canadian individual. In particular, Ms. Kivel has previously asserted that Mr. Johnson acts as a nominee registered shareholder for that individual, but the Special Committee has not has found any evidence in support of Ms. Kivel's allegation.

(5)        Ms. Kivel has alleged that the Board meeting of July 12, 2007 was conducted illegally. That meeting was an extension of an earlier meeting held on July 9, 2007. The Special Committee found that the Board meetings of July 9, 2007 and 12, 2007 were each validly constituted and properly conducted in accordance with Nevada law and the Registrant's Articles and Bylaws.

(6)        Ms. Kivel alleges that when she was appointed as Chief Executive Officer, she was advised by certain directors and shareholders that the Registrant was undertaking to raise capital by way of a private placement of stock, as well as a disposition of assets, without her input, and without any Board action or input. The Special Committee is not aware of any private placement or disposition of assets that have been undertaken without appropriate corporate authority and Board approval.

(7)        Ms. Kivel has alleged that the Company has no Audit Committee, Compensation Committee and no Governance Committee. This allegation is inaccurate. The Audit Committee, consisting of Marcus Johnson, Steve Jewett and Alan Sedgwick, was duly appointed by Board resolution of April 25, 2006.

The balance of Ms. Kivel's allegations relate to what appears to be the real basis for her grievances with the Registrant, namely, her disagreement with the Board's decision to terminate her employment as an officer for cause.

Response from Stacey Kivel

On October 4, 2007, the Registrant provided Ms. Kivel's counsel with a copy of the disclosures it is making in response to this Item 5.02 as filed with the Securities and Exchange Commission, and provided Ms. Kivel with the opportunity to furnish a letter stating whether she agrees with the statements made in this Form 8-K. Ms. Kivel's response letter dated October 5, 2007 is attached to this Current Report as Exhibit 99.3.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits.

Submitted herewith:
Exhibit	Description
99.1	Resignation letter from Stacey Kivel dated October 1, 2007.
99.2	Report of the Special Committee of Directors dated September 29, 2007.
99.3	Response letter from Stacey Kivel dated October 5, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA RESOURCES, INC.
DATE: October 5, 2007.	s/s "Marcus M. Johnson" ___________________________________ Marcus M. Johnson President, CEO and a director

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